                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549






                                   FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):MAY 28, 1999






                         AMERICAN XTAL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                            0-24085                   94-3031310
(State or other jurisdiction of       (Commission File Number)        (I.R.S. Employer)
incorporation or organization)                                       Identification No.)



             4311 SOLAR WAY                                              94538
           FREMONT, CALIFORNIA
(Address of principal executive offices)                               (Zip Code)




       Registrant's telephone number, including area code: (510) 683-5900

ITEM 2.  ACQUISITION OF ASSETS.

         This Form 8-K/A amends the Current Report on Form 8-K filed on June 14, 1999 to incorporate Item 7(a) and (b), Financial Statements and Pro Forma Financial Information.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial statements of Lyte Optronics, Inc., required by Item 7(a) of Form 8-K, prepared pursuant to Rule 3-05 of Regulation S-X and filed in accordance with Item 7(a)(4) of Form 8-K:

                  LYTE OPTRONICS, INC. AND SUBSIDIARIES

                  CONSOLIDATED FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 1998
                  TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors
  of Lyte Optronics, Inc.:

We have audited the accompanying consolidated balance sheet of Lyte Optronics, Inc. (a Nevada corporation) and Subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' investment and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lyte Optronics, Inc. and Subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




                                       ARTHUR ANDERSEN LLP




Los Angeles, California
May 27, 1999

                      LYTE OPTRONICS, INC. AND SUBSIDIARIES


                 CONSOLIDATED BALANCE SHEET - DECEMBER 31, 1998

                                     ASSETS



CURRENT ASSETS:
  Cash                                                             $    316,000
  Accounts receivable, net of
    allowance for doubtful
    accounts of $1,098,000                                            3,640,000
  Inventories                                                         4,768,000
  Income taxes receivable                                               312,000
  Other current assets                                                  452,000
                                                                   ------------
         Total current assets                                         9,488,000
                                                                   ------------

PROPERTY AND EQUIPMENT, at cost:
  Land                                                                1,326,000
  Building and improvements                                           3,238,000
  Machinery and equipment                                             8,833,000
  Computer equipment                                                    525,000
  Furniture and fixtures                                                518,000
  Leasehold improvements                                                220,000
                                                                   ------------
                                                                     14,660,000
  Less - Accumulated depreciation
    and amortization                                                 (3,483,000)
                                                                   ------------
                                                                     11,177,000
                                                                   ------------

OTHER ASSETS:
  Receivables from officer and stockholders                             369,000
  Goodwill, net of accumulated amortization
    Of $149,000                                                       2,843,000
  Deposits                                                              770,000
  Other                                                                 788,000
                                                                   ------------
                                                                      4,770,000
                                                                   ------------
                                                                   $ 25,435,000
                                                                   ============



                   The accompanying notes are an integral part
                       of this consolidated balance sheet.

                      LYTE OPTRONICS, INC. AND SUBSIDIARIES


                 CONSOLIDATED BALANCE SHEET - DECEMBER 31, 1998

                    LIABILITIES AND STOCKHOLDERS' INVESTMENT



CURRENT LIABILITIES:
  Current portion of capital lease obligations                     $    881,000
  Current portion of long-term debt                                   1,314,000
  Line of credit                                                      1,016,000
  Bank overdrafts                                                       175,000
  Accounts payable                                                    5,246,000
  Accrued expenses and other current liabilities                      2,219,000
                                                                   ------------
         Total current liabilities                                   10,851,000
                                                                   ------------

LONG-TERM LIABILITIES:
  Amounts due to officers                                               604,000
  Capital lease obligations, net of current portion                   2,428,000
  Long-term debt, net of current portion                              3,495,000
                                                                   ------------
         Total long-term liabilities                                  6,527,000
                                                                   ------------

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' INVESTMENT:
  Preferred stock:
    Series A Convertible, 750 shares authorized,
      issued and outstanding                                            750,000
    Series B 5 Percent, 4,000,000 shares
      authorized, issued and outstanding                              4,000,000
  Common stock:
    Class A, par value $0.01,
      12,000,000 shares authorized
      3,509,382 shares issued and outstanding                         1,463,000
    Class B, par value $0.01
      6,000,000 shares authorized
      5,033,040 shares issued and outstanding                         7,500,000
  Accumulated other comprehensive loss                                   (5,000)
  Accumulated deficit                                                (5,651,000)
                                                                   ------------
                                                                      8,057,000
                                                                   ------------
                                                                   $ 25,435,000
                                                                   ============



                   The accompanying notes are an integral part
                       of this consolidated balance sheet.

                      LYTE OPTRONICS, INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998



NET SALES                                                          $ 18,137,000

COST OF SALES                                                        13,661,000
                                                                   ------------
         Gross profit                                                 4,476,000
                                                                   ------------

OPERATING EXPENSES:
  Selling and marketing                                               1,669,000
  General and administrative                                          5,033,000
                                                                   ------------
                                                                      6,702,000
                                                                   ------------
         Loss from operations                                        (2,226,000)
                                                                   ------------

OTHER (INCOME) EXPENSE:
  Interest expense, net                                                 700,000
  Other                                                                 (30,000)
                                                                   ------------
                                                                        670,000
                                                                   ------------

         Loss before provision
           for income taxes                                          (2,896,000)

PROVISION FOR INCOME TAXES                                              303,000
                                                                   ------------
NET LOSS                                                           $ (3,199,000)
                                                                   ============




                 The accompanying notes are an integral part of
                     this consolidated financial statement.

                      LYTE OPTRONICS, INC. AND SUBSIDIARIES


               CONSOLIDATED STATEMENT OF STOCKHOLDERS' INVESTMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                                Accumulated
                                         Common Stock              Other       Accumulated
                                  --------------------------   Comprehensive     Earnings
                                     Shares         Amount          Loss         (Deficit)         Total
                                  -----------    -----------    -----------     -----------     -----------
BALANCE, December 31, 1996            450,000    $   470,000    $        --     $   768,000     $ 1,238,000

  Foreign currency translation             --             --         (4,000)             --          (4,000)

  Net loss                                 --             --             --      (3,220,000)     (3,220,000)
                                  -----------    -----------    -----------     -----------     -----------
BALANCE, December 31, 1997            450,000    $   470,000    $    (4,000)    $(2,452,000)    $(1,986,000)
                                  ===========    ===========    ===========     ===========     ===========














                 The accompanying notes are an integral part of
                     this consolidated financial statement.

                      LYTE OPTRONICS, INC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $(3,199,000)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation and amortization                                     911,000
      Provision for doubtful accounts                                   458,000
      Write-off of other assets                                         129,000
      Deferred income taxes                                             268,000
      Other                                                              25,000
      Decrease (increase) in:
        Accounts receivable                                          (1,753,000)
        Inventories                                                   1,144,000
        Income taxes receivable                                          39,000
        Other current assets                                            156,000
        Other assets                                                   (404,000)
      Increase (decrease) in:
        Bank overdrafts                                                (308,000)
        Accounts payable                                               (189,000)
        Accrued expenses and other current liabilities                  345,000
                                                                    -----------
         Net cash used in operating activities                       (2,378,000)
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                  (790,000)
  Receivables from officer and stockholders                             (83,000)
  Net cash acquired in connection with purchase
    of Alpha Photonics, Inc.                                            539,000
                                                                    -----------
         Net cash used in investing activities                         (334,000)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under line of credit                                     1,015,000
  Payments of line of credit                                         (3,335,000)
  Proceeds from notes payable to officers                               193,000
  Proceeds from long-term debt                                        4,797,000
  Payments of long-term debt                                         (1,236,000)
  Payments for capital lease obligations                               (263,000)
  Proceeds from issuance of preferred stock, net
    of issuance costs                                                   724,000
  Proceeds from issuance of common stock, net
    of issuance costs                                                   994,000
                                                                    -----------
         Net cash provided by financing activities                    2,889,000
                                                                    -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                  (6,000)
                                                                    -----------
NET INCREASE IN CASH                                                    171,000

CASH, beginning of year                                                 145,000
                                                                    -----------
CASH, end of year                                                   $   316,000
                                                                    ===========







               The accompanying notes are an integral part of this
                        consolidated financial statement.

                      LYTE OPTRONICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1998



1.       Line of Business / Significant Risks

         Lyte Optronics, Inc. and subsidiaries(the Company)(see Note 3) manufacture and distribute micro-laser based products. At December 31, 1998, the Company had facilities in California, the People's Republic of China and England.

         The Company incurred a loss of $(3,199,000) for the year ended 1998. At December 31, 1998, the Company had negative working capital of $(1,363,000) and an accumulated deficit of $(5,651,000). Cash used in operating activities during 1998 was $(2,378,000). The Company raised additional funds in March 1999 (see Note 13). Effective May 27, 1999, the Company was acquired by American Xtal Technology, Inc. (see Note
         13).


2.       Concentrations of Risk

         Accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectable. Customers include O.E.M. manufacturers, distributors and consumer product retailers and are located primarily in the United States, Taiwan and Europe (United Kingdom, France and Germany). Approximately 37 percent of net sales were to customers located outside the United States as follows:

                        Taiwan           31 percent
                        Europe            6 percent

         At December 31, 1998, two customers represented 16 and 12 percent of accounts receivable. At December 31, 1998, the Company had a 23 percent investment in the customer representing 16 percent of accounts receivable (see Notes 3 and 12).

         During 1998, the Company had one customer that represented 11 percent of net sales.

         During 1998, the Company purchased materials and sub-assembly units from two vendors that accounted for 18 percent (a Japanese vendor) and 11 percent(a domestic vendor) of total purchases.

3.       Summary of Significant Accounting Policies

         Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of the Company's wholly-owned subsidiaries: Lyte Optronics Ltd. (a United Kingdom company) and Advanced Semiconductor (a Xiamen, Peoples Republic of China company). All significant intercompany accounts and transactions have been eliminated.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates or assumptions affect the reported amounts of assets, liabilities, revenues and expenses as reflected in the consolidated financial statements. Actual results could differ from those estimates.

         Inventories

         Inventories consist of raw materials, labor and manufacturing overhead and are stated at the lower of cost (first-in, first-out) or market and are as follows at December 31, 1998:

                  Raw materials                            $2,241,000
                  Work-in-process                           1,112,000
                  Finished goods                            1,415,000
                                                           ----------
                                                           $4,768,000
                                                           ==========

         Property and Equipment

         Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives:

                Building and improvements    10 to 39 years
                Machinery and equipment      3 to 5 years
                Computer equipment           3 years
                Furniture and fixtures       4 to 5 years
                Leasehold improvements       Lesser of 10 years or life of lease

         The Company capitalizes expenditures that materially increase asset lives and charges maintenance and repairs to operations as incurred. When assets are sold or otherwise disposed of, the cost and related depreciation or amortization are removed from the accounts and any resulting gain or loss is included in other (income) expense in the accompanying consolidated statement of operations.

         Goodwill

         The Company recorded goodwill in connection with the acquisition of (see Note 10) Alpha Photonics, Inc. The goodwill is being amortized on a straight-line basis over 5 years.

         Management continuously reviews the value and period of amortization for its goodwill and determines whether a permanent impairment exists under the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

         Other Assets

         Included in other assets is $223,000 related to an investment in a joint venture. The Company has a 23 percent investment in On Lyte Photonics (On Lyte), a company that is also a customer of the Company. The Company accounts for this investment under the equity method of accounting (see Notes 2 and 13).

         Revenue Recognition

         The Company recognizes revenue at the time of shipment. The Company provides for estimated returns and allowances and warranty at the time of shipment.

         Warranty

         The Company typically warrants its products against defects in material and workmanship for a period of three months to one year from the date of shipment. A provision for estimated future warranty costs is recorded when products are shipped. To date, warranty costs have not been material.

         Consolidated Statement of Cash Flows

         The Company prepares its consolidated statement of cash flows using the indirect method as defined under SFAS No. 95. During the year, the Company paid approximately $585,000 in interest and $42,000 in taxes. During 1998, the Company obtained property and equipment under new capital lease obligations totaling $1,673,000. In addition, the Company issued $7,500,000 of Class B common shares and $4,000,000 of Series B preferred shares in connection with the acquisition of Alpha Photonics, Inc. At the time of the acquisition, the value of the shares issued exceeded the value of Alpha's tangible net assets by $2,992,000. The Company has recorded the $2,992,000 as goodwill.

         Foreign Currency

         The financial statements of Lyte Optronics, Ltd. and Advance Semiconductor are measured using the local currency as the functional currency. Foreign currency asset and liability accounts are translated to the U.S. dollar using the exchange rates in effect at the end of the accounting period. Revenue and expense accounts are translated at a weighted average of exchange rates during the period. The cumulative effect of translation is recorded as Accumulated Other Comprehensive Loss as a separate component of stockholders' investment.

         New Authoritative Pronouncement

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" (SFAS No. 130). SFAS No. 130 is effective for the year ending 1998. SFAS No. 130 establishes new standards for the reporting and presentation of comprehensive income and its components. The Company has presented a calculation of fiscal 1998 Comprehensive Loss within the accompanying consolidated statement of stockholders' investment.


4.       Receivables From Officer and Stockholders

The Company has an unsecured note receivable totaling $210,000 from its Chief Executive Officer and stockholder. The note bears interest at an annual rate of 10 percent. The principal and accrued interest are due on demand.

The Company has advances receivable from various stockholders totaling $159,000. The advances are non-interest bearing and are due on demand.


5.       Line of Credit

At December 31, 1998, the Company had a $5,000,000 credit facility with a bank expiring in February 2000. The facility is comprised of a term loan (see Note 6) and a line of credit. Under the terms of the facility, as the term loan is paid down, the maximum available under the line of credit is increased such that total maximum availability under the entire facility is $5,000,000.

As of December 31, 1998, there was $921,000 outstanding under the line of credit portion of this facility. The term loan balance at December 31, 1998 was $1,395,000, resulting in a maximum availability under the line of credit of $3,605,000. However, availability under the line of credit is limited to a borrowing formula based on eligible accounts receivable and inventories. The borrowings are secured by the Company's assets and bear interest at the bank's prime rate plus 1.75 percent (9.5 percent at December 31, 1998). The Company is subject to various financial and non-financial restrictive covenants under the terms of this facility. The Company was either in compliance with or had received a waiver for all such covenants as of December 31, 1998.

The Company also has a $333,000 line of credit facility in the United Kingdom through its subsidiary, Lyte Optronics Ltd. The facility is secured by the subsidiary's assets and bears interest at the bank's base rate plus 2 percent (8.25 percent at December 31, 1998). As of December 31, 1998, there was $95,000 outstanding under this facility.

6.       Long-Term Debt

Long-term debt of the Company consists of the following as of December 31, 1998:

         Note payable to a bank as part of an overall $5,000,000 credit facility
           (see Note 5), secured by the Company's assets, bearing interest at a rate of prime plus 1.75 percent (9.5 percent at December 31, 1998),
           paid in full in January 1999                                                   $ 1,395,000

         Note payable to a bank, secured by land and
           a building, bearing interest at a rate of prime plus .5 percent (8.25 percent at December 31, 1998), payable in monthly installments of
           $4,000 plus accrued interest, final payment of $944,000 due October 2003         1,167,000

         Note payable to a bank, secured by land and
           a building, bearing interest at a rate of prime plus 1.25 percent
           (9.0 percent at December 31, 1998), payable in monthly installments
           of $2,000 plus accrued interest, final payment of $585,000 due October 2003        723,000

         Note payable to a financing institution,
           secured by the assets of the Company, but subordinate to the bank loans above, bearing interest at a rate of 12 percent, interest payable in monthly installments, principal payable in escalating quarterly installments of $39,000 to $162,000 from April 2001 through
           October 2003, final payment of $1,645,000 due December 2003,
           $2,600,000 face value, net of
           $1,102,000 of unamortized discount (see Note 11)                                 1,498,000

         Other                                                                                 26,000
                                                                                          -----------
                  Total long-term debt                                                      4,809,000
                  Less - current portion                                                   (1,314,000)
                                                                                          -----------
                                                                                          $ 3,495,000
                                                                                          ===========

The Company's long-term debt is due as follows:

         Year ending December 31:
              1999                                       $ 1,497,000
              2000                                            76,000
              2001                                           193,000
              2002                                           349,000
              2003                                         3,796,000
                                                         -----------
                                                           5,911,000
         Less - Amounts representing
           original issue discount                        (1,102,000)
                                                         -----------
                                                           4,809,000
         Less - Current portion                           (1,314,000)
                                                         -----------
                                                         $ 3,495,000
                                                         ===========


7.       Amounts Due To Officers

The Company has unsecured notes payable to officers as follows:

         Chief Executive Officer                         $386,000
         Chief Operating Officer                           25,000
                                                         --------
                                                         $411,000
                                                         ========

In February 1998, both notes were subordinated to a debt agreement with a financial institution. The notes bear interest at an annual rate of 10 percent and are due in January 2000.

The Company also has non-interest bearing loans payable to the President of its Advanced Semiconductor subsidiary totaling $193,000.


8.       Income Taxes

Under SFAS 109, deferred income tax assets or liabilities are computed based on the temporary differences between the financial statement and income tax bases of assets and liabilities using the current marginal income tax rate. Deferred income tax expenses or credits are based on the changes in deferred income tax assets or liabilities from period to period.

The provision for income taxes for the year ended December 31, 1998 consists of the following:

         Current:
           Federal                              $ 33,000
           State                                   1,000
                                                --------
                                                  34,000
                                                --------
         Deferred                                268,000
         Foreign                                   1,000
                                                --------
         Provision for income taxes             $303,000
                                                ========

Differences between the benefit for income taxes and income taxes at the statutory federal income tax rate are as follows:

         Income tax at the
           statutory Federal rate             $  (985,000)        (34.0)%
         State income taxes, net
           of federal benefit                     (89,000)         (3.1)
         Foreign sales corporation                (61,000)         (2.1)
         Change in valuation allowance          1,317,000          45.5
         Foreign taxes                             40,000           1.4
         Other                                     81,000           2.8
                                              -----------         -----
                                              $   303,000          10.5%
                                              ===========          ====

Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods and for loss carryforwards. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

A detail of the Company's deferred tax asset at December 31, 1998 follows:

         Allowance for doubtful accounts                    $ 423,000
         Inventory valuation                                  321,000
         Uniform inventory capitalization                      57,000
         Accrued expenses                                     220,000
         Depreciation                                        (275,000)
         Federal NOL carryforwards                            925,000
         Other                                                468,000
                                                          -----------
                                                            2,139,000
         Valuation allowance                               (2,139,000)
                                                          -----------
                                                          $        --
                                                          ===========

At December 31, 1998, the Company had a net operating loss carryforward of approximately $2,700,000 for federal income tax purposes expiring through 2019. The future use of this net operating loss carryforward has been limited to approximately $250,000 per year as a result of the acquisition of Alpha Photonics, Inc. (see Note 10).


9.       Commitments and Contingencies

The Company leases its office space, manufacturing facilities and certain property and equipment under long-term operating leases expiring at various dates through December 2006. Total rent expense under these operating leases was approximately $371,000 in 1998.

Included in property and equipment is approximately $4,608,000 of equipment which is leased under noncancellable leases accounted for as capital leases which expire at various dates through November 2003.

Total minimum lease payments under the above leases are as follows as of December 31, 1998:

                                             Capital          Operating
         Year ending December 31:            Leases             Leases             Total
         ------------------------          ----------         ----------         ----------
         1999                              $1,236,000         $  266,000         $1,502,000
         2000                               1,073,000            266,000          1,339,000
         2001                                 934,000            266,000          1,200,000
         2002                                 501,000            266,000            767,000
         2003                                 362,000            131,000            493,000
         Thereafter                                --            228,000            228,000
                                           ----------         ----------         ----------
                                            4,106,000         $1,423,000         $5,529,000
                                                              ==========         ==========
         Less--Amounts representing
           interest at 8.25-22.8
           percent                           (797,000)
                                           ----------
                                            3,309,000
         Less--Current portion               (881,000)
                                           ----------
                                           $2,428,000
                                           ==========

The Company is currently a defendant in various lawsuits arising out of the normal course of business. In the opinion of management, the outcome of these lawsuits will not have a material effect on the Company's financial position or results of operations.

10.      Acquisition Of Alpha Photonics, Inc.

On September 29, 1998, the Company consummated a merger with Alpha Photonics, Inc., a California Corporation that manufactures and distributes laser diodes and other laser products. The transaction was accounted for as a purchase of Alpha by the Company.

The Company issued 5,033,040 shares of Class B common stock (including 179,184 shares under an anti-dilution provision described below) and 4,000,000 shares of Series B preferred stock to the former stockholders of Alpha in exchange for all the outstanding shares of Alpha stock. The Company recorded goodwill of $2,992,000, representing the excess of the value of the shares issued by the Company over the net book value of Alpha. The Company is amortizing the goodwill on a straight-line basis over 5 years.

In November 1998, the Company completed a round of financing with a mezzanine lender. Upon completion of the financing, pursuant to an anti-dilution arrangement, the Company issued the Class B common stockholders 179,184 additional shares and a warrant for 107,511 additional shares.

As a result of the merger, the stockholders of the Company held Class A common and Series A Convertible preferred stock equivalent to 40 percent of the total equity ownership of the surviving company. The former stockholders of Alpha held Class B common equivalent to 60 percent of the total equity ownership of the surviving company and Series B preferred stock, which is non-convertible. The Class A common stockholders, together with the Series A preferred stockholders of the Company are entitled to elect five members of the Board of Directors of the surviving entity. The Class B Common stockholders of are entitled to elect four members of the Board of Directors of the surviving company. The Class A common stockholders will maintain control of the Board of Directors for a period of 10 years or until the Company completes an initial public offering of common stock.


11.      Stockholders' Investment

         Stock Split

         In September 1998, in connection with the acquisition of Alpha, the Company split its shares of common stock 6.67114 for 1. This stock split has been reflected as though it had occurred at the beginning of the period.

         Preferred Stock

         The Company's capital structure consists of the following classes of preferred stocks(as amended on May 14, 1999, see Note 13):

                  o Series A Preferred - These shares carry a 5 percent annual dividend and are convertible into Class A common shares at $1.54 per share. These shares vote based on the Class A common shares that would be issued upon conversion. These shares also have a $750,000 liquidation preference over both classes of common shares.

                  o Series B Preferred - These shares carry a 5 percent annual dividend and have a $4,000,000 liquidation preference over both classes of common shares. These shares do not have voting rights.

         Private Placement of Series A Convertible Preferred

         In July 1998, the Company raised $750,000 ($724,000 net of issuance costs) through the issuance of 750 shares of Series A convertible preferred stock.

         Reacquisition and Retirement of Shares

         Pursuant to a 1996 Share Issuance Agreement, among other terms, the Company had previously issued 240,161 shares of common stock as a deposit toward a potential acquisition of certain assets. No acquisition of these assets occurred. In October 1998, under a Settlement Agreement, these shares were returned to the Company. All 240,161 shares were cancelled in connection with this transaction.

         Share Issuance in Connection With Debt Financing

         In November 1998, the Company entered into a Loan and Stock Subscription Agreement with a lender. The Company issued 731,286 shares of Class A common stock. Total debt and equity financing amounted to $2,600,000, with an option to borrow up to additional $1,000,000. The agreement entitles the lender to a Put Option to require the Company to repurchase a portion or all of the shares (based on a formula price as defined in the agreement). The Put Option is exercisable by the lender during the 5 year period from the date the note is paid in full (December 2003). In addition, the agreement also allows the Company two "claw back" options as follows: (1) 137,116 of the shares if the additional $1,000,000 is never funded and (2) 137,116 of the shares in the event the $2,600,000 is paid off in full prior to December 31, 2001, accompanied by a $300,000 fee. On May 26, 1999, the Company notified the lender that the Company would not borrow the additional $1,000,000 and was exercising its option to reacquire 137,116 shares of common stock (see Note 13).

         The Company computed the original issue discount and allocated $1,126,000 of the proceeds to the Class A common shares. The discount was recorded against the note payable and is being amortized over the term of the debt (see Note 6).

         Stock Options

         In 1998, the Company adopted the 1998 Stock Option Plan (the Plan). Under the terms of the Plan, the Company is authorized to issue incentive and non-qualified stock options to its directors, officers, key employees and consultants totaling up to 3,250,000 shares of common stock. At December 31, 1998, 2,793,068 shares are available for future grant under these plans. Options are generally granted at exercise prices not less than the fair market value, as determined by the Board of Directors, on the date of grant and expire ten years after the date of grant. Options granted under these plans vest over varying terms ranging from immediate vesting to four years.

         A summary of the Company's outstanding options and activity follows:

                                                        December 31,
                                                            1998
                                                 -------------------------
                                                                  Weighted
                                                  Shares          Average
                                                  Under           Exercise
                                                  Option            Price
                                                 --------         --------
         OPTIONS OUTSTANDING,
           beginning of year                       82,643         $   3.42

                      Granted                     390,967             2.17
                      Canceled                    (16,678)            3.23
                                                 --------         --------

         OPTIONS OUTSTANDING,
           end of year                            456,932         $   1.97
                                                 ========         ========

         Options exercisable
           at end of year                          52,589         $   1.15
                                                 ========         ========

         Weighted average fair
           value of options
           granted during the year                                $   0.58
                                                                  ========

         In September 1998, the Company repriced 62,643 options that had been previously granted at an exercise price of $4.35 per share. The options were repriced at an exercise price of $1.54 per share, reflecting the current fair value at the time of the repricing.

         The following table summarizes information about the options as of December 31, 1998:

                                         Options          Weighted Average         Options
                 Range of            Outstanding at           Remaining        Exercisable at
              Exercise Prices       December 31, 1998     Contractual Life    December 31, 1998
              ---------------       -----------------     ----------------    -----------------
                  $0.05                    10,000             7.0 years               10,000
                  $1.00                    10,000             7.0 years               10,000
                  $1.50                     6,671             9.7 years                   --
                  $1.54                    90,261             9.1 years               32,589
                  $2.00                   280,000             9.8 years                   --
                  $3.00                    60,000             9.9 years                   --
                                          -------                                     ------
                                          456,932                                     52,589
                                          =======                                     ======

         The Company has elected to continue to measure compensation costs associated with its stock option plan under APB No. 25, "Accounting for Stock Issued to Employees" and comply with the pro forma disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123).

         Had the Company applied the fair value based method of accounting, which is not required, to all grants of stock options, under SFAS No. 123, the Company would have recorded additional compensation expense of $52,000 and computed pro forma net loss of $(3,251,000).

         These pro forma amounts were determined by computing the fair value of each option on its grant date using the Black-Scholes option pricing model with the following assumptions:

         o Risk Free Interest Rate:           5.7 to 6.3 percent
         o Expected Life of Options:          10 years
         o Volatility:                        None
         o Dividends:                         None

12.      Related Party Transactions

The Company has various receivables from officers and stockholders (see Note 4).

The Company has various payables to officers and stockholders (see Note 7).

The Company had $906,000 of sales to On Lyte, a company that was owned in part by the Company (see Notes 3 and 13). At December 31, 1998, there was $779,000 included in accounts receivable due from On Lyte.

The Company had sales of $263,000 to a company that is also a minority stockholder of the Company. At December 31, 1998, there was $184,000 included in accounts receivable due from this customer.


13.      Subsequent Events

         Separation Agreement

         In January 1999, the Company and the former Chief Financial Officer
         (CFO) entered into a Separation Agreement. Under the Agreement, among other terms, the Company granted the former CFO a Put Option to sell his vested and unexercised stock options back to the Company. The CFO sold 18,412 vested options to the Company at a negotiated price of $4.00 per option, less the $1.54 exercise price.

         Investment in Joint Venture

         At December 31, 1998, the Company had a 23 percent investment in On Lyte, also a customer of the Company (see Notes 3 and 12). In February 1999, the Company accepted inventories and equipment and a forgiveness of trade payables as settlement for trade receivables. The consideration received by the Company was in excess of the trade receivables. The Company recorded this excess amount as a reduction in their investment in On Lyte, reducing their investment to zero.

         Financing From Stockholder

         On March 25, 1999, the Company borrowed $1,222,000 from a company owned by certain stockholders of the Company. The loan is unsecured and bears interest at an annual rate of 25 percent. Interest is payable monthly and the principal and any accrued but unpaid interest is due in full on June 5, 1999.

         Amendment to Articles of Incorporation

         In May 1999, the Company amended it articles of incorporation to increase the authorized number of shares of Class A common shares to 12,000,000 and Class B common shares to 6,000,000. The accompanying consolidated financial statements reflect this increase in authorized shares.

         Reacquisition of Common Shares

         On May 26, 1999, pursuant to a "claw-back" option from its November 1998 Loan and Stock Subscription Agreement (see Note 11), the Company reacquired 137,116 shares of previously issued common stock.

         Acquisition of Company

         Effective May 27, 1999, the Company was acquired by American Xtal Technology, Inc. (AXT). Under the terms of the acquisition agreement, AXT will issue up to 2,403,292 shares of common stock in exchange for all the outstanding shares of the Company's Class A and Class B common stock as well as the outstanding shares of the Company's Series A preferred stock. AXT will also issue up to 1,000,000 shares of preferred stock in exchange for all the outstanding shares of the Company's Series B preferred stock.

         (b) Unaudited consolidated pro forma financial statements of American Xtal Technology, Inc., giving effect to the acquisition of Lyte Optronics, Inc., prepared pursuant to Article 11 of Regulation S-X and filed in accordance with
Item 7(b)(1) of Form 8-K.

                         AMERICAN XTAL TECHNOLOGY, INC.
             PRO FORMA CONDENSED FINANCIAL INFORMATION (UNAUDITED)



       The following unaudited pro forma combined financial statements give effect to both (i) the merger of American Xtal Technology, Inc. ("AXT" or the "Company") with Lyte Optronics, Inc. ("Lyte") on May 28, 1999, which was accounted for as a pooling of interests, and (ii) acquisition by Lyte of Alpha Photonics, Inc. ("Alpha") on September 29, 1998, which was accounted for as a purchase. The unaudited pro forma condensed balance sheet presents the combined financial position of AXT and Lyte as of March 31, 1999, assuming that the merger had occurred as of March 31, 1999. Such pro forma information is based upon the historical balance sheet data of AXT and Lyte as of that date. The unaudited pro forma condensed statements of operations give effect to the merger of AXT and Lyte by combining the results of operations of AXT and Lyte for each of the three years in the period ended December 31, 1998 and the three months ended March 31, 1998 and 1999, on a pooling of interests basis. The unaudited pro forma condensed statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1998 also give effect to the acquisition by Lyte of Alpha by combining Alpha's operating results for the period from January 1, 1998 to September 28, 1998 and the three months ended March 31, 1998 with the pro forma statements of operations of AXT and Lyte for the year ended December 31, 1998 and the three months ended March 31, 1998, respectively. Alpha's operating results for the period from September 29, 1998 to December 31, 1998 and the three months ended March 31, 1999 have been included in Lyte's consolidated statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of AXT included in its Annual Report on Form 10-K for the year ended December 31, 1998 and the historical financial statements and notes thereto of Lyte included as a exhibit herein.

       The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                         American Xtal Technology, Inc.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                                 (in thousands)


                                                                             March 31, 1999
                                                          ---------------------------------------------------
                                                                                                    Pro Forma
                                                             AXT           Lyte      Adjustments    Combined
                                                          ---------     ---------    -----------    ---------
ASSETS
Current assets:
  Cash and cash equivalents                               $  14,371     $        (7)  $      --     $  14,364
  Accounts receivable, net                                   10,448         2,326          (637)A      12,137
  Inventories                                                22,890         5,373          (271)B      27,992
  Deferred tax assets                                           322            --            --           322
  Receivables from officers and stockholders                     --           159            --           159
  Prepaid expenses and other current assets                   4,266         1,190          (200)C       5,256
                                                          ---------     ---------     ---------     ---------
       Total current assets                                  52,297         9,041        (1,108)       60,230

Property and equipment, net                                  27,530        13,193            --        40,723
Goodwill                                                         --         2,691            --         2,691
Note receivable                                               1,000            --        (1,000)C          --
Other assets                                                     --           979            --           979
                                                          ---------     ---------     ---------     ---------
       Total assets                                       $  80,827     $  25,904     $  (2,108)    $ 104,623
                                                          =========     =========     =========     =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank borrowings                                         $   1,980     $      --     $      --     $   1,980
  Accounts payable                                            3,682         5,759          (637)A       8,804
  Accrued expenses                                            3,455         1,553            --         5,008
  Current portion of long-term debt                           1,918         3,086          (200)C       4,804
  Current portion of capital lease obligations                   --           842            --           842
                                                          ---------     ---------     ---------     ---------
       Total current liabilities                             11,035        11,240          (837)       21,438

Long-term debt, net of current portion                       15,876         4,486        (1,000)C      19,362
Capital lease obligations, net of current portion                --         2,350            --         2,350
Notes payable to officers                                        --           912            --           912
                                                          ---------     ---------     ---------     ---------
                                                             26,911        18,988        (1,837)       44,062
                                                          ---------     ---------     ---------     ---------
Stockholders' equity
  Preferred stock                                                --         4,750            --         4,750
  Common stock                                                   16             2            --            18
  Additional paid-in capital for common stock                36,241         8,927            --        45,168
  Deferred compensation                                        (299)           --            --          (299)
                                                                                           (224)
                                                                                            (47)D
                                                                                      ---------
  Retained earnings                                          18,004        (6,758)         (271)       10,975
  Cumulative translation adjustment                             (46)             (5)         --           (51)
                                                          ---------     ---------     ---------     ---------
       Total stockholders' equity                            53,916         6,916          (271)       60,561
                                                          ---------     ---------     ---------     ---------
                                                          $  80,827     $  25,904     $  (2,108)    $ 104,623
                                                          =========     =========     =========     =========


                  See accompanying notes to pro forma condensed
                         combined financial information.

                         American Xtal Technology, Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                    (in thousands, except per share amounts)



                                                         Three Months Ended March 31, 1999
                                                   -----------------------------------------------
                                                                                         Pro Forma
                                                     AXT          Lyte      Adjustments  Combined
                                                   --------     --------    -----------  ---------
Net revenues:
  Product revenues                                 $ 11,885     $  7,292     $   (571)E  $  18,606
  Contract revenues                                     417           --           --          417
                                                   --------     --------     --------    ---------
       Total net revenues                            12,302        7,292         (571)      19,023
                                                   --------     --------     --------    ---------

Cost of net revenues:
                                                                                  271 B
                                                                                  (47)D
                                                                                 (571)E
                                                                             --------
  Cost of product revenues                            7,238        5,880         (347)      12,771
  Cost of contract revenues                             234           --           --          234
                                                   --------     --------     --------    ---------
       Total cost of net revenues                     7,472        5,880         (347)      13,005
                                                   --------     --------     --------    ---------
Gross profit                                          4,830        1,412         (224)       6,018
                                                   --------     --------     --------    ---------
Operating expenses:
  Sales, general and administrative                   1,436        2,016           --        3,452
  Research and development                              536           --           --          536
                                                   --------     --------     --------    ---------
       Total operating expenses                       1,972        2,016           --        3,988
                                                   --------     --------     --------    ---------
Income (loss) from operations                         2,858         (604)        (224)       2,030
Interest and other income (expense)                     790         (165)          --          625
Interest expense                                       (270)        (355)          --         (625)
                                                   --------     --------     --------    ---------
Income (loss) before provision for income taxes       3,378       (1,124)        (224)       2,030
Provision for income taxes                            1,284          (17)          --        1,267
                                                   --------     --------     --------    ---------
Net income (loss)                                  $  2,094     $ (1,107)    $   (224)    $    763
                                                   ========     ========     ========     ========

Net income (loss) per share:
  Basic                                            $   0.13     $  (0.46)                 $   0.04
                                                   ========     ========                  ========
  Diluted                                          $   0.12     $  (0.46)                 $   0.04
                                                   ========     ========                  ========
Weighted average shares:
  Basic                                              16,184        2,398                    18,582
                                                   ========     ========                  ========
  Diluted                                            17,255        2,398                    19,653
                                                   ========     ========                  ========


                  See accompanying notes to pro forma condensed
                         combined financial information.

                         American Xtal Technology, Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                    (in thousands, except per share amounts)


                                                                                          Alpha
                                              Three Months Ended March 31, 1998        Three Months
                                       -----------------------------------------------     Ended
                                                                             Pro Forma    March 31,                 Pro Forma
                                          AXT         Lyte     Adjustments   Combined       1998    Adjustments     Combined
                                       --------     --------     --------    --------     --------     ------       --------
Net revenues:
  Product revenues                     $  9,238     $  3,392     $     --    $ 12,630     $  5,452     $     --     $ 18,082
  Contract revenues                         492           --           --         492           --           --          492
                                       --------     --------     --------    --------     --------     --------     --------
       Total net revenues                 9,730        3,392           --      13,122        5,452           --       18,574
                                       --------     --------     --------    --------     --------     --------     --------
Cost of net revenues:
  Cost of product revenues                5,460        2,842           --       8,302        3,779           --       12,081
  Cost of contract revenues                 265           --           --         265           --           --          265
                                       --------     --------     --------    --------     --------     --------     --------
       Total cost of net revenues         5,725        2,842           --       8,567        3,779           --       12,346
                                       --------     --------     --------    --------     --------     --------     --------
Gross profit                              4,005          550           --       4,555        1,673           --        6,228
                                       --------     --------     --------    --------     --------     --------     --------
Operating expenses:
  Sales, general and administrative         966        1,095           --       2,061          755          150I       2,966
  Research and development                  640          102           --         742          111           --          853
                                       --------     --------     --------    --------     --------     --------     --------
       Total operating expenses           1,606        1,197           --       2,803          866          150        3,819
                                       --------     --------     --------    --------     --------     --------     --------
Income (loss) from operations             2,399         (647)          --       1,752          807         (150)       2,409
Interest and other income (expense)          21           --           --          21           --           --           21
Interest expense                           (181)         (70)          --        (251)         (56)          --         (307)
                                       --------     --------     --------    --------     --------     --------     --------
Income (loss) before provision for
   income taxes                           2,239         (717)          --       1,522          751         (150)       2,123
Provision for income taxes                  854           70           --         924          285           --        1,209
                                       --------     --------     --------    --------     --------     ------       --------
Net income (loss)                      $  1,385     $   (787)    $     --    $    598     $    466     $   (150)    $    914
                                       ========     ========     ========    ========     ========     ========     ========
Net income (loss) per share:
  Basic                                $   0.45    $  (1.04)                 $   0.16     $   0.37                  $   0.18
                                       ========     ========                 ========     ========                  ========
  Diluted                              $   0.10    $  (1.04)                 $   0.04     $   0.37                  $   0.06
                                       ========     ========                 ========     ========                  ========
Weighted average shares:
  Basic                                   3,052          759                    3,811        1,272                     5,083
                                       ========     ========                 ========     ========                  ========
  Diluted                                13,516          759                   14,275        1,272                    15,547
                                       ========     ========                 ========     ========                  ========



                  See accompanying notes to pro forma condensed
                         combined financial information.

                         American Xtal Technology, Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                    (in thousands, except per share amounts)


                                                                                          Alpha
                                              Three Months Ended March 31, 1998        Three Months
                                       -----------------------------------------------     Ended
                                                                             Pro Forma    March 31,                 Pro Forma
                                          AXT         Lyte     Adjustments   Combined       1998    Adjustments     Combined
                                       --------     --------     --------    --------     --------     ------       --------
Net revenues:
  Product revenues                     $ 41,493     $ 18,137     $   (113)F   $ 59,517     $ 12,943     $   (702)H   $ 71,758
  Contract revenues                       1,797           --           --        1,797           --           --        1,797
                                       --------     --------     --------     --------     --------     --------     --------
       Total net revenues                43,290       18,137         (113)      61,314       12,943         (702)      73,555
                                       --------     --------     --------     --------     --------     --------     --------
Cost of net revenues:
                                                                     (113)F
                                                                       47 G
                                                                 --------
  Cost of product revenues               24,550       13,661          (66)      38,145        9,119         (702)H     46,562
  Cost of contract revenues                 804           --           --          804           --           --          804
                                       --------     --------     --------     --------     --------     --------     --------
       Total cost of net revenues        25,354       13,661          (66)      38,949        9,119         (702)      47,366
                                       --------     --------     --------     --------     --------     --------     --------
Gross profit                             17,936        4,476          (47)      22,365        3,824           --       26,189
                                       --------     --------     --------     --------     --------     --------     --------
Operating expenses:
  Sales, general and administrative       5,016        6,702           --       11,718        1,541          450 I     13,709
  Research and development                2,504           --           --        2,504          275           --        2,779
                                       --------     --------     --------     --------     --------     --------     --------
       Total operating expenses           7,520        6,702           --       14,222        1,816          450       16,488
                                       --------     --------     --------     --------     --------     --------     --------
Income (loss) from operations            10,416       (2,226)         (47)       8,143        2,008         (450)       9,701
Interest and other income (expense)         568           30           --          598           --                       598
Interest expense                           (781)        (700)          --       (1,481)        (224)          --       (1,705)
                                       --------     --------     --------     --------     --------     --------     --------
Income (loss) before provision for
   income taxes                          10,203       (2,896)         (47)       7,260        1,784         (450)       8,594
Provision for income taxes                3,877          303           --        4,180          678           --        4,858
                                       --------     --------     --------     --------     --------     --------     --------
Net income (loss)                      $  6,326     $ (3,199)    $    (47)    $  3,080     $  1,106     $   (450)    $  3,736
                                       ========     ========     ========     ========     ========     ========     ========

Net income (loss) per share:
  Basic                                $   0.42     $  (2.79)                 $   0.19     $   1.16                  $   0.22
                                       ========     ========                  ========     ========                  ========
  Diluted                              $   0.42     $  (2.79)                 $   0.19     $   1.16                  $   0.22
                                       ========     ========                  ========     ========                  ========
Weighted average shares:
  Basic                                  14,928        1,148                    16,076          954                    17,030
                                       ========     ========                  ========     ========                  ========
  Diluted                                15,177        1,148                    16,325          954                    17,279
                                       ========     ========                  ========     ========                  ========



                  See accompanying notes to pro forma condensed
                         combined financial information.

                         American Xtal Technology, Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                    (in thousands, except per share amounts)



                                                             Year Ended December  31, 1997
                                                   ----------------------------------------------
                                                                                         Pro Forma
                                                      AXT         Lyte     Adjustments   Combined
                                                   --------     --------     --------    --------
Net revenues:
  Product revenues                                 $ 23,014     $ 17,978     $     --    $ 40,992
  Contract revenues                                   2,321           --           --       2,321
                                                   --------     --------     --------    --------
       Total net revenues                            25,335       17,978           --      43,313
                                                   --------     --------     --------    --------
Cost of net revenues:
  Cost of product revenues                           13,674       14,423           --      28,097
  Cost of contract revenues                           1,553           --           --       1,553
                                                   --------     --------     --------    --------
       Total cost of net revenues                    15,227       14,423           --      29,650
                                                   --------     --------     --------    --------
Gross profit                                         10,108        3,555           --      13,663
                                                   --------     --------     --------    --------
Operating expenses:
  Sales, general and administrative                   2,959        6,962           --       9,921
  Research and development                            1,289           --           --       1,289
                                                   --------     --------     --------    --------
       Total operating expenses                       4,248        6,962           --      11,210
                                                   --------     --------     --------    --------
Income (loss) from operations                         5,860       (3,407)          --       2,453
Interest and other income (expense)                     (34)         (23)          --         (57)
Interest expense                                       (570)        (223)          --        (793)
                                                   --------     --------     --------    --------
Income (loss) before provision for income taxes       5,256       (3,653)          --       1,603
Provision for income taxes                            1,998         (433)          --       1,565
                                                   --------     --------     --------    --------
Net income (loss)                                  $  3,258     $ (3,220)    $     --    $     38
                                                   ========     ========     ========    ========

Net income (loss) per share:
  Basic                                            $   1.11     $  (4.24)                $   0.01
                                                   ========     ========                 ========
  Diluted                                          $   0.25     $  (4.24)                $     --
                                                   ========     ========                 ========
Weighted average shares:
  Basic                                               2,938          759                    3,697
                                                   ========     ========                 ========
  Diluted                                            12,839          759                   13,598
                                                   ========     ========                 ========



                  See accompanying notes to pro forma condensed
                         combined financial information.

                         American Xtal Technology, Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                    (in thousands, except per share amounts)



                                                          Year Ended December  31, 1996
                                              ---------------------------------------------------
                                                                                         Pro Forma
                                                AXT            Lyte      Adjustments     Combined
                                              --------       --------    -----------     --------
Net revenues:
  Product revenues                            $ 14,222       $ 15,045      $     --      $ 29,267
  Contract revenues                              2,005             --            --         2,005
                                              --------       --------      --------      --------
       Total net revenues                       16,227         15,045            --        31,272
                                              --------       --------      --------      --------
Cost of net revenues:
  Cost of product revenues                       9,270         10,972            --        20,242
  Cost of contract revenues                        795             --            --           795
                                              --------       --------      --------      --------
       Total cost of net revenues               10,065         10,972            --        21,037
                                              --------       --------      --------      --------
Gross profit                                     6,162          4,073            --        10,235
                                              --------       --------      --------      --------
Operating expenses:
  Sales, general and administrative              2,033          3,501            --         5,534
  Research and development                         592             --            --           592
                                              --------       --------      --------      --------
       Total operating expenses                  2,625          3,501            --         6,126
                                              --------       --------      --------      --------
Income from operations                           3,537            572            --         4,109
Interest and other income (expense)                (72)            --            --           (72)
Interest expense                                  (170)            --            --          (170)
                                              --------       --------      --------      --------
Income before provision for income taxes         3,295            572            --         3,867
Provision for income taxes                       1,249            267            --         1,516
                                              --------       --------      --------      --------
Net income                                    $  2,046       $    305      $     --      $  2,351
                                              ========       ========      ========      ========

Net income per share:
  Basic                                       $   0.71       $   0.43                    $   0.65
                                              ========       ========                    ========
  Diluted                                     $   0.17       $   0.43                    $   0.19
                                              ========       ========                    ========
Weighted average shares:
  Basic                                          2,882            713                       3,595
                                              ========       ========                    ========
  Diluted                                       11,811            713                      12,524
                                              ========       ========                    ========


                  See accompanying notes to pro forma condensed
                         combined financial information.

                         American Xtal Technology, Inc.
           Notes to Pro Forma Condensed Combined Financial Statements
                                   (unaudited)



1.       BASIS OF PRESENTATION

Pro Forma Basis of Presentation

       On September 29, 1998, Lyte acquired Alpha by issuing 5,033,000 shares of Lyte Class B common stock and 4,000,000 shares of Series B preferred stock of Lyte to the stockholders of Alpha in exchange for all the outstanding shares of Alpha stock. The transaction was accounted for as a purchase of Alpha by Lyte. Lyte recorded goodwill of $2,992,000, representing the excess of the fair value of the shares issued by Lyte over the net book value of Alpha. The goodwill is being amortized on a straight-line basis over 5 years.

       On May 28, 1999, AXT acquired Lyte through the issuance of 2,363,000 shares of AXT common stock and 983,000 shares of preferred stock of AXT in exchange for all of the issued and outstanding capital stock of Lyte. In addition, Lyte's options and warrants representing 455,000 shares of Lyte common stock were assumed by AXT and converted into AXT's options and warrants representing 115,000 shares of AXT common stock. The merger of AXT and Lyte was accounted for as a pooling of interests.

       The unaudited pro forma combined financial statements have been prepared to reflect the merger of AXT and Lyte as if AXT and Lyte had been combined for all periods presented, and the acquisition of Alpha by Lyte as if the acquisition had occurred on January 1, 1998.

       The unaudited pro forma combined financial statements reflect the issuance of 2,363,000 shares of AXT common stock and 983,000 shares of preferred stock of AXT in exchange for all of the issued and outstanding capital stock of Lyte as of the date of the merger, which resulted in exchange ratios of approximately 0.252682 share of AXT common stock for each share of Lyte common stock and 0.245765 share of AXT preferred stock for each share of Lyte preferred stock.

2.     MERGER TRANSACTION COSTS

       AXT and Lyte incurred direct transaction costs of approximately $2,810,000 associated with the merger, which will be charged to operations during the quarter ended June 30, 1999, the period in which the transaction was consummated. There can be no assurance that AXT will not incur additional charges in subsequent quarters to reflect costs associated with the merger or that management will be successful in their efforts to integrate the operations of the respective companies. This charge is an estimate and is subject to change.

3.     INCOME TAXES

       The provision for income taxes does not reflect the benefit of Lyte's net operating losses due to certain limitations in utilization and uncertainty surrounding the realization of the tax benefits associated with such losses.

4.     PRO FORMA ADJUSTMENTS

       The following pro forma adjustments have been made to the historical financial statements of AXT, Lyte and Alpha based upon preliminary estimates and assumptions made by management for the purpose of preparing the unaudited pro forma combined condensed financial statements.

       A. To eliminate inter company accounts receivable and payable balances between AXT and Lyte at March 31, 1999.

       B. To eliminate inter company profit included in Lyte's inventory at March 31, 1999.

       C. To eliminate inter company notes receivable and payable balances between AXT and Lyte at March 31, 1999.

       D. To recapture inter company profit included in Lyte's inventory at December 31, 1998.

       E. To eliminate inter company sales from AXT to Lyte for the three months ended March 31, 1999.

       F. To eliminate inter company sales from AXT to Lyte for the year ended December 31, 1998.

       G. To eliminate inter company profit included in Lyte's inventory at December 31, 1998.

                         American Xtal Technology, Inc.
           Notes to Pro Forma Condensed Combined Financial Statements
                                   (unaudited)



       H. To eliminate inter company sales and purchases among AXT, Lyte and Alpha during the period from January 1, 1998 to September 28, 1998.

       I. To reflect the additional amortization expenses related to goodwill resulting from the acquisition of Alpha.

5.     PRO FORMA NET INCOME (LOSS) PER SHARE

       The pro forma combined basic and diluted net income (loss) per share is based on the combined weighted average number of common shares of AXT Common Stock and Lyte Common Stock outstanding for each period using the relevant exchange ratios based on the issuance of approximately 2,363,000 shares of AXT Common Stock and 983,000 shares of AXT Preferred Stock for all of the outstanding shares of Lyte as of the acquisition date. All convertible preferred stock, warrants and employee stock options have been included in the computation of pro forma combined diluted net income per share using the treasury stock method to the extent such instruments are dilutive for the periods presented.

                (c)   Exhibits.


Exhibit No.              Description
-----------              -----------
   2.1*              Agreement and Plan of Reorganization dated May 27, 1999.

   2.2*              Certificate of Merger dated May 27, 1999, filed with the
                     Secretary of State of the State of Delaware on May 28,
                     1999.

   2.3*              Articles of Merger dated May 27, 1999, filed with the
                     Secretary of State of the State of Nevada on May 28, 1999.

   3.1*              Certificate of Designations, Preferences and Rights of
                     Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware on May 27, 1999.

  23.1               Consent of Arthur Andersen

  99.1*              Company press release dated May 27, 1999.


--------------
* Previously filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       AMERICAN XTAL TECHNOLOGY, INC.


Date: August 11, 1999                  By:  /s/ Guy D. Atwood
                                           ------------------------------------
                                            Guy D. Atwood
                                            Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.              Description
-----------              -----------
   2.1*              Agreement and Plan of Reorganization dated May 27, 1999.

   2.2*              Certificate of Merger dated May 27, 1999, filed with the
                     Secretary of State of the State of Delaware on May 28,
                     1999.

   2.3*              Articles of Merger dated May 27, 1999, filed with the
                     Secretary of State of the State of Nevada on May 28, 1999.

   3.1*              Certificate of Designations, Preferences and Rights of
                     Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware on May 27, 1999.

  23.1               Consent of Arthur Andersen

  99.1*              Company press release dated May 27, 1999.


--------------
* Previously filed.